                                                                  Exhibit 99.7


                           CONSENT OF PERSON NAMED AS
                           ABOUT TO BECOME A DIRECTOR

          Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to be named as a person about to become a director of FMC Technologies, Inc., a Delaware corporation, in its Registration Statement on Form S-1 of the Company (File No. 333-55920) and any amendments thereto.


                                            /s/ James R. Thompson
                                          -------------------------
                                          Name: James R. Thompson

Dated:    , 2001